FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 22, 1996
                                                         ----------------



                              EAGLE FINANCIAL CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                     0-15311                    06-1194047
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)            Identification No.)



           222 Main Street, P.O. Box 1157, Bristol, Connecticut 06010
           ----------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (860) 314-6400
                                                           ---------------



                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.         Other Events

                On October 22, 1996, the Board of Directors of Eagle Financial Corp. (the "Company") declared a dividend of one Right for each outstanding share of common stock, par value $.01 per share (the "Common Stock") of the Company, pursuant to a Rights Agreement, dated as of October 22, 1996, between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agreement"). The distribution is payable to stockholders of record as of the close of business on November 1, 1996. Each Right would entitle the holder thereof to purchase under certain circumstances one one-thousandth of a share of a new Series A Participating Preferred Stock, par value $.01 per share, at a purchase price of $100 per share. The Rights will expire on October 22, 2006, unless earlier redeemed by the Company.

                Initially, the Rights are neither exercisable nor traded separately from the Common Stock. The Rights will be exercisable only if a person or group in the future becomes the beneficial owner of 15% or more of the Common Stock or announces a tender or exchange offer that would result in its ownership of 15% or more of the Common Stock, or if the Board declares any person or group to be an "Adverse Person" upon a determination that such person or group has acquired beneficial ownership of 10% or more of the Common Stock and that such ownership is not in the best interest of the Company.

                The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the Company's Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

                The Rights Agreement is attached hereto as Exhibit (c)(1). The Certificate of Designation of the Series A Participating Preferred Stock is set forth as Exhibit 1 to the Rights Agreement and is attached hereto as Exhibit
(c)(2); the form of Rights Certificate is set forth as Exhibit 2 to the Rights Agreement and is attached hereto as Exhibit (c)(3); and the Summary of Rights to Purchase the Preferred Stock is set forth as Exhibit 3 to the Rights Agreement and is attached hereto as Exhibit (c)(4). Each document is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.        Financial Statements and Exhibits.

               c.   Exhibits

                    10.1 Rights Agreement, dated as of October 22, 1996

                    10.2 Certificate    of   Designation   of   the   Series   A
                         Participation Preferred Stock, as Exhibit 1 to the Rights Agreement

                    10.3 Form of Rights Certificate,  as Exhibit 2 to the Rights
                         Agreement

                    10.4 Summary of Rights to  Purchase  Series A  Participating
                         Preferred Stock, as Exhibit 3 to the Rights Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                EAGLE FINANCIAL CORP.
                                  (Registrant)


                                /s/ Mark J. Blum
                                -----------------------------
                                Mark J. Blum
                                Vice President
                                 and Chief Financial Officer







Date:     October 29, 1996